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                                                                    EXHIBIT 23.2


                        [Ernst & Young LLP Letterhead]


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
              --------------------------------------------------


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-44053) and the related prospectus of Applied Voice Recognition, Inc. for the registration of 4,810,625 shares of its common stock and to the incorporation by reference therein of our report dated April 4, 1998, with respect to the financial statements of Applied Voice Recognition, Inc. included in the amendment to the Annual Report (Form 10-KSB/A-
1) for the year ended December 31, 1997.


/s/ Ernst & Young LLP

Ernst & Young LLP

Houston, Texas
May 20, 1998